Exhibit 10.10

HOLLADAY BUILDING EAST L.L.C.
FIRST LEASE EXTENSION AGREEMENT

THIS AGREEMENT MADE and entered into this 25th day of January 2002, by and between Holladay Building East L.L.C. (“Lessor”) and Overstock.com (“Lessee”).

RECITALS:

A.                                   Beckstrand & Associates, as Lessor, and Lessee previously entered into a Lease Agreement dated November 27, 2001, for the premises located at 6322 South 3000 East, Suite #105 consisting of approximately 3,095 rentable square feet (“the Lease”).

B.                                     Lessor is the present owner of the building in which the leased premises are located.

C.                                     Under the terms of the Lease, Lessee has an option to extend the Lease.

D.                                    Lessee desires to exercise its option to extend the Lease.

NOW, THEREFORE, the parties agree as follows:

1.                                       Extension of Lease.  The lease shall be extended for a period of Three (3) years and One (1) month, beginning on January 1, 2004, and terminating on January 31, 2007.

2.             Base Rent.

a.     January, 2004 — December, 2004:  $4,218.37 per month ($16.36 per rsf)

b.     January, 2005 — December, 2005:  $4,334.42 per month ($16.81 per rsf)

c.     January, 2006 — January, 2007:  $4,453.07 per month ($17.27 per rsf)

3.                                       Operating Expenses.  Effective January, 2004, Lessee shall pay as additional rent, its proportionate share of expenses for the Building (as defined in Sections 4.3 through 4.7 in the Lease Agreement dated January 23, 2002 between Lessee and Lessor for Suite # 100) the terms of which are incorporated herein by this reference.  As of January, 2002, Lessor estimates the operating expenses to be approximately $5.75 per rentable square foot of space per year.

4.                                       Tenant Improvements.  Lessee accepts the Premises “as is”.

5.                                       Provisions of Lease.  During the extended term of the Lease, all terms and conditions of the Lease shall apply except as modified by this Lease Extension Agreement.

IN WITNESS WHEREOF, the parties have executed this Lease Extension Agreement as of the day and year first above written.

LESSOR:			LESSEE:

HOLLADAY BUILDING EAST L.L.C.			OVERSTOCK.COM
By and through is Manager Holladay Building East Management Corporation

By	/s/ Jeff Peck		By	/s/ Jason Lindsey
Jeff Peck
	Its:	Vice President		Its:	CFO

TENANT: OVERSTOCK.COM	Term:	Three (3) Years and One (1) Month
Monthly Rent Summary per Lease	From/To:	Jan 1, 2004 - Jan 31, 2007
OLD MILL CORPORATE CENTER	Annual Increase:	Schedule
Building:	6322 South 3000 East	Useable SF:	2,623
Suite:	105	Note: First Amendment to Lease	Rentable SF:	3,095
dated November 27, 2001	Load Factor:	17.99%
USF	RSF	Security Dep.	$0.00
Suite #105	2546	3004	Nonrefund:	$0.00
Kitchen	77	91
TOTAL:	2623	3095

**RENTAL PAYMENT DUE ON THE FIRST OF THE MONTH**

	No CAM Due in 2002 and 2003		Estimated monthly CAM starting Jan., 2004 $1,483.02 (at $5.75 per RSF)
	Existing Lease dated 11/27/01		First Amendment to Lease
	2002	2003	2004 2005 2006 2007
JAN	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07	$4,453.07
FEB	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
MAR	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
APR	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
MAY	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
JUN	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
JUL	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
AUG	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
SEP	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
OCT	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
NOV	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
DEC	$0.00	$2,000.00	$4,218.37	$4,334.42	$4,453.07
	0.00	24,000.00	50,620.44	52,013.04	53,436.84	4,453.07
NUMBER OF MONTHS (EXTENDED TERM):				37.00
TOTAL RENT PER EXTENDED TERM OF LEASE:				$160,523.39

ADDITIONAL NOTES:				Total SF	Cost
				3095	Per SF
Janitorial:	Lessor	(Triple Net Lease effective Jan 1, 2004)
Utilities:	Lessor		Rent/Mo.	4,218.37	16.36
Taxes:	Lessor		T.I. + # Mo.*	0.00	0.00
% Complex:	2.06%		Other/Mo.	0.00	0.00
BaseRent Schedule:
Jan, 2004 - Dec, 2004: $4,218.37 per month ($16.36 per rsf)			Net Rates:	$4,218.37	$16.36
Jan, 2005 - Dec, 2005: $4,334.42 per month ($16.81 per rsf)
Jan, 2006 - Jan, 2007: $4,453.07 per month ($17.27 per rsf)			*Estimated Cost of Tenant Improvements

Operating Expenses: See First Lease Extension Agreement.			T.I.
				$0.00
Tenant Improvements: Lessee accepts the Premises “as is.”
			Interest Rate:	12.00%

OVERSTOCK #105

RENT BREAKDOWN SUMMARY

RENTABLE  SQUARE  FEET:                           3,095

YEAR	MONTHLY BASE RENT	OVERSTOCK RATE FOR #100	$15,000 OVER YEARS 3 THROUGH 5	TOTAL MONTHLY BASE RENT	MONTHLY CAM (ESTIMATED)	TOTAL MONTHLY PAYMENT

2002	$0.00	N/A	$0.00	$0.00	N/A	$0.00
2003	$2,000.00	N/A	$0.00	$2,000.00	N/A	$2,000.00
2004	$3,801.70	$14.74	$416.67	$4,218.37	$1,483.02	$5,701.39
2005	$3,917.75	$15.19	$416.67	$4,334.42	$1,483.02	$5,817.44
2006	$4,036.40	$15.65	$416.67	$4,453.07	$1,483.02	$5,936.09
2007 (1 month)	$4,036.40	$15.65	$416.67	$4,453.07	$1,483.02	$5,936.09

*NOTE: I have extended the lease term for #105 an extra month to have the two leases expire together.

[graphic display of premises]